UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2018

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 12, 2018, the Board of Directors (the “Board”) of Triumph Group, Inc. (the “Company”) appointed General Larry O. Spencer and Daniel Garton to serve as directors of the Company. General Spencer’s appointment is effective immediately, and Mr. Garton’s appointment will be effective February 19, 2018.
The Board has determined that Mr. Garton and General Spencer qualify as independent directors under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the New York Stock Exchange.
General Spencer has served as President of the Air Force Association (“AFA”) since April 2015, where he is responsible for the management and operations of AFA, the AFA’s Veteran Benefits Association, and the Air Force Memorial Foundation. General Spencer spent 44 years in the United States Air Force (“USAF”), retiring as a four-star general. He served as Vice Chief of Staff of the USAF and served as a member of the Joint Chiefs of Staff Requirements Oversight Council and Deputy Advisory Working Group.
Mr. Garton is the former Chief Executive Officer and President of American Eagle Holding Corporation, a wholly owned subsidiary of American Airlines, a position he held from June 2010 until December 2014. He previously served as Executive Vice President and Chief Marketing Officer for American Airlines, and Senior VP and CFO of Continental Airlines. Mr. Garton has over 30 years of diverse functional leadership experience in the airline industry in key management and financial positions. He has extensive experience working with many of the aerospace OEMs Triumph serves, including Boeing, Airbus, Bombardier and Embraer and with Tier 2 major component and engine suppliers, and aftermarket providers.
There are no arrangements or understandings between either General Spencer or Mr. Garton and any other person pursuant to which they were selected as directors. Neither General Spencer nor Mr. Garton has been a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.
General Spencer and Mr. Garton will receive compensation for their service as a director consistent with the Company’s compensation practices for non-employee directors as described under the caption “Director Compensation” in the Company’s proxy statement filed with the Securities and Exchange Commission dated June 9, 2017.
On January 16, 2018, the Company issued a press release announcing the election of General Spencer and Mr. Garton to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Triumph Group, Inc. Press Release, dated January 16, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 16, 2018                TRIUMPH GROUP, INC.

By: /s/ John B. Wright, II
John B. Wright, II
Senior Vice President, General Counsel and Secretary